UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):		June 1, 2016

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Revised Long-Term Incentive Program for Senior Management

Effective June 1, 2016, the Compensation Committee of the Board of Directors (the Compensation Committee) of Taubman Centers, Inc. (the Company) approved an amendment to the long-term incentive program for senior management (as amended, the Revised LTIP program) of The Taubman Company LLC (the Manager). The Manager is approximately 99% beneficially owned by The Taubman Realty Group Limited Partnership (TRG), the Company's majority-owned subsidiary partnership through which the Company owns and operates its shopping centers and employs all U.S. employees of the Company.

Equity awards under the existing long-term incentive program and the Revised LTIP program are granted under The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan, amended and restated as of May 21, 2010 and as further amended (the Plan).

Under the existing long-term incentive program, 50% of the dollar value of the long-term incentive award was paid in restricted stock units (RSUs) and 50% of the dollar value of the long-term incentive award was paid in performance stock units (PSUs). Each RSU represents the right to receive upon vesting one share of the Company's common stock, with three-year time vesting. Each PSU represents a contingent number of units of stock granted at the beginning of a specified performance cycle, with the actual payout of units at 0% to 300% of the target grant amount based on the Company's relative performance against members of a comparable group with respect to total shareholder return over a three-year period. Each PSU represents the right to receive upon vesting one share of the Company's common stock. For 2015 grants, participants receive cash dividends on vested awards to the extent cash dividends were paid during the vesting period.

Under the Revised LTIP program, senior management have the option to receive “Profits Units” (as defined and described in the Third Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, dated December 2012, as thereafter amended (the Partnership Agreement), and intended to constitute "profits interests" within the meaning of Treasury authority under the Internal Revenue Code of 1986, as amended), which are a class of limited partnership interests in TRG, pursuant to: (1) time-based awards with a three-year cliff vesting period (Restricted TRG Profits Units); (2) performance-based awards that are based on the achievement of relative total shareholder return thresholds over a three-year period (relative TSR Performance-based TRG Profits Units); and (3) performance-based awards that are based on the achievement of net operating income thresholds over a three-year period (NOI Performance-based TRG Profits Units). The maximum number of performance-based Profits Units (300%) will be issued at grant and will be clawed back (and to the extent clawed back, forfeited) once the TSR and NOI performance measures are finally determined.

Each Profits Unit represents a contingent right to receive one unit of limited partnership interest in TRG (a Unit of Partnership Interest) upon vesting and the satisfaction of certain tax-driven requirements; provided, that a portion of the Profits Units award represents estimated cash distributions to be paid during the vesting period and, upon vesting, there will be an adjustment in Profits Units to reflect actual cash distributions during such period. Under the Company's Continuing Offer, each Unit of Partnership Interest in TRG held by a participant is exchangeable for one share of the Company's common stock. Upon conversion of the Profits Units to Units of Partnership Interest, the holder will have the right to purchase one share of the voting Series B Non-Participating Convertible Preferred Stock of the Company for each Unit of Partnership Interest held.

Each holder of a Profits Unit will be treated as a limited partner in TRG from the date of grant. Until vested, a Profits Unit will be entitled to a distribution of operating cash flow and an income allocation equal to one-tenth of the amounts attributable to a Unit of Partnership Interest. The profits interests are designed to have no value at the date of grant and therefore will not be economically equivalent in value at the time of grant to the economic value of a Unit of Partnership Interest. The value of a Profits Unit may increase over time, based on an increase in the share price of the Company on certain valuation dates, until the value of the Profits Interest is equivalent to the value of a Unit of Partnership Interest. In the event that vested Profits Units have not achieved the criteria for conversion to Units of Partnership Interest, vesting and economic equivalence to a Unit of Partnership Interest, prior to the 10th anniversary of the date of grant, the awards will be forfeited pursuant to the terms of the award agreement.

2016 Equity Awards to Senior Management.

On June 1, 2016, the Compensation Committee approved grants of Restricted TRG Profits Units, relative TSR Performance-based TRG Profits Units and NOI Performance-based TRG Profits Units to certain of the Company’s senior management. The dollar value of the 2016 target awards under the Revised LTIP program were determined as they were in 2015, as a percentage of base salary as approved by the Compensation Committee. The 2016 equity awards vest on March 1, 2019. If the Company does not have an absolute total shareholder return above 0%, the potential earned NOI Performance-based TRG Profits Units is capped at 100% of the 300% maximum opportunity.

The participants’ rights to the Profits Units upon termination of employment or a change of control of the Company are substantially similar to the rights of holders of RSUs and PSUs under the existing LTIP program.

Amendments Required to Effectuate the Revised LTIP Program.

Effective June 1, 2016, the Plan and the Partnership Agreement, were both amended to effectuate the Revised LTIP program. The amendment to the Plan permits the issuance of the Profits Units. The amendment to the Partnership Agreement authorizes the issuance of Profits Units pursuant to the Plan to employees of the Manager who perform services to or on behalf of TRG and incorporates the Certificate of Designation of the Series 2016 Profits Units, which sets forth the terms of such series of Profits Units.

The foregoing description of the Revised LTIP program and the Amendments are qualified in its entirety by reference to Exhibits 10.1, 10.2, 10.3 and 10.4 filed with this report and which are incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

10.1	Amendment to The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan, as amended and restated as of May 21, 2010.
10.2	First Amendment to The Third Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership dated December 12, 2012.
10.3	Form Certificate of Designation of Profits Units.
10.4	Form of TRG Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2016	TAUBMAN CENTERS, INC.

By: /s/ Simon J. Leopold
Simon J. Leopold
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment to The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan, as amended and restated as of May 21, 2010.
10.2	First Amendment to The Third Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership dated December 12, 2012.
10.3	Form Certificate of Designation of Profits Units.
10.4	Form of TRG Unit Award Agreement.